FORM OF NOTICE OF GUARANTEED DELIVERY
           For Tender of High Yield Trust Offered Preferred Securities
                 (Liquidation Value $100 per Preferred Security)

                                       of

                                SINCLAIR CAPITAL

         As set forth in the Exchange Offer (as defined below), this Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer if (i) certificates for Sinclair Capital's High Yield Trust Offered Preferred Securities (the "Old Preferred Securities") are not immediately available, (ii) the Old Preferred Securities, the Letter of Transmittal and all other required documents cannot be delivered to First Union National Bank of Maryland (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on or prior to the Expiration Date as set forth below. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent on or prior to the Expiration Date. See "The Exchange Offer -- Procedures for Tendering Old Preferred Securities" in the Prospectus.

                             The Exchange Agent is:

                      FIRST UNION NATIONAL BANK OF MARYLAND

 By Mail, Hand or Overnight Delivery:               By Facsimile Transmission
 First Union National Bank of Maryland                    (804) 788-9661
     901 E. Cary Street, 2nd Floor
          Richmond, VA 23219                        To Confirm By Telephone:
        Attn: Patricia Welling                  Patricia Welling: (804) 788-9663


         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Consent and Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Consent and Letter of Transmittal.

Ladies and Gentlemen:

         The undersigned hereby tenders to Sinclair Capital, a Delaware special purpose statutory business trust, upon the terms and subject to the conditions set forth in the Prospectus dated __________, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Consent and Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate Liquidation Value of Old Preferred Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Old Preferred Securities."

Signature(s)_______________________          Address(es)________________________

            _______________________          ___________________________________
                                                                        Zip Code
Name(s) of Record Holder(s)
___________________________________          Area Code and Tel. No.(s) _________

___________________________________          Dated________________________, 1997
         Please Type or Print
                                             If Old Preferred Securities will be
Aggregate Liquidation Value                  tendered   by  book-entry transfer,
Tendered __________________________          provide the DTC account number:

Share Certificate No(s).  (If
available)

___________________________________

___________________________________

___________________________________

               THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                 THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

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                                    GUARANTEE
                    (Not to be used for signature guarantee)

         The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the Old Preferred Securities tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Preferred Securities to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) and any other required documents within three Nasdaq Stock Market trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letters of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) and the Old Preferred Securities tendered hereby (or a book-entry confirmation) to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

___________________________________        _____________________________________
Name of Firm                               Authorized Signature

___________________________________
Address                                    Name_________________________________
___________________________________                  Please Type or Print
Zip Code
                                           Title_______________________________
Area Code and Tel. No. ____________
                                           Dated__________________________, 1997

NOTE: DO NOT SEND OLD PREFERRED SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD PREFERRED SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY
         EXECUTED CONSENT AND LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.
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